Exhibit 23(c)

                         Consent of Independent Accountants

                    We consent to the incorporation by reference in this Registration Statement of NUI Holding Company on Form S-4 of our report dated November 9, 1999, on our audits of the consolidated financial statements and financial statement schedule of NUI Corporation and subsidiaries as of September 30, 1999 and 1998, and for each of the three years in the period ended September 30, 1999. We also consent to the reference of our firm under the caption "Experts."


                                                  /s/ Arthur Andersen, LLP
                                                  Arthur Andersen, LLP
          New York, NY
          February 9, 2000